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                                                                   EXHIBIT 23.11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated December 18, 1997, on the financial statements of T & H Electrical Corporation for the year ended September 30, 1997 included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                   /s/ DEES, JACKSON, WATSON & ASSOCIATES, P.A.
                                   Dees, Jackson, Watson & Associates, P.A.

Smithfield, North Carolina
September 11, 1998